                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

================================================================================

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

            AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

                     AND EACH OF THE GUARANTORS PARTY HERETO

                       7.85% SENIOR SECURED NOTES DUE 2012

                               ------------------

                                    INDENTURE

                          Dated as of January 29, 2004

                               ------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                       Indenture Section
310(a)(1)...................................................................             7.10
   (a)(2)...................................................................             7.10
   (a)(3)...................................................................             N.A.
   (a)(4)...................................................................             N.A.
   (a)(5)...................................................................             7.10
   (b)......................................................................             7.10
   (c)......................................................................             N.A.
311(a)......................................................................             7.11
   (b)......................................................................             7.11
   (c)......................................................................             N.A.
312(a)......................................................................             2.05
   (b)......................................................................            13.03
   (c)......................................................................            13.03
313(a)......................................................................             7.06
   (b)(1)...................................................................            10.03
   (b)(2)...................................................................          7.06; 7.07
   (c)......................................................................      7.06; 10.03; 13.02
   (d)......................................................................             7.06
314(a)......................................................................      4.03;13.02; 13.05
   (b)......................................................................            10.02
   (c)(1)...................................................................            13.04
   (c)(2)...................................................................            13.04
   (c)(3)...................................................................             N.A.
   (d)......................................................................     10.03, 10.04, 10.05
   (e)......................................................................            13.05
   (f)......................................................................             N.A.
315(a)......................................................................             7.01
   (b)......................................................................          7.05,13.02
   (c)......................................................................             7.01
   (d)......................................................................             7.01
   (e)......................................................................             6.11
316(a) (last sentence)......................................................             2.09
   (a)(1)(A)................................................................             6.05
   (a)(1)(B)................................................................             6.04
   (a)(2)...................................................................             N.A.
   (b)......................................................................             6.07
   (c)......................................................................             2.12
317(a)(1)...................................................................             6.08
   (a)(2)...................................................................             6.09
   (b)......................................................................             2.04
318(a)......................................................................            13.01
   (b)......................................................................             N.A.
   (c)......................................................................            13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                Page
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01       Definitions...............................................................................     1
Section 1.02       Other Definitions.........................................................................    25
Section 1.03       Incorporation by Reference of Trust Indenture Act.........................................    26
Section 1.04       Rules of Construction.....................................................................    26

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01       Form and Dating...........................................................................    27
Section 2.02       Execution and Authentication..............................................................    28
Section 2.03       Registrar and Paying Agent................................................................    28
Section 2.04       Paying Agent to Hold Money in Trust.......................................................    29
Section 2.05       Holder Lists..............................................................................    29
Section 2.06       Transfer and Exchange.....................................................................    29
Section 2.07       Replacement Notes.........................................................................    41
Section 2.08       Outstanding Notes.........................................................................    42
Section 2.09       Treasury Notes............................................................................    42
Section 2.10       Temporary Notes...........................................................................    42
Section 2.11       Cancellation..............................................................................    42
Section 2.12       Defaulted Interest........................................................................    43

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee........................................................................    43
Section 3.02       Selection of Notes to Be Redeemed or Purchased............................................    43
Section 3.03       Notice of Redemption......................................................................    44
Section 3.04       Effect of Notice of Redemption............................................................    45
Section 3.05       Deposit of Redemption or Purchase Price...................................................    45
Section 3.06       Notes Redeemed or Purchased in Part.......................................................    45
Section 3.07       Optional Redemption.......................................................................    45
Section 3.08       Redemption Pursuant to Gaming Laws........................................................    46
Section 3.09       Special Mandatory Redemption..............................................................    47
Section 3.10       Mandatory Redemption......................................................................    47
Section 3.11       Offer to Purchase by Application of Excess Proceeds.......................................    48
Section 3.12       Offer to Purchase by Application of Excess Loss Proceeds..................................    49

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01       Payment of Notes..........................................................................    51
Section 4.02       Maintenance of Office or Agency...........................................................    51
Section 4.03       Reports...................................................................................    52
Section 4.04       Compliance Certificate....................................................................    53
Section 4.05       Taxes.....................................................................................    53
Section 4.06       Stay, Extension and Usury Laws............................................................    53
Section 4.07       Restricted Payments.......................................................................    54

Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries............................    57
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock................................    58
Section 4.10       Asset Sales...............................................................................    61
Section 4.11       Transactions with Affiliates..............................................................    63
Section 4.12       Liens.....................................................................................    64
Section 4.13       Business Activities.......................................................................    64
Section 4.14       Corporate Existence.......................................................................    64
Section 4.15       Offer to Repurchase Upon Change of Control................................................    65
Section 4.16       Events of Loss............................................................................    66
Section 4.17       Sale and Leaseback Transactions...........................................................    67
Section 4.18       Insurance.................................................................................    68
Section 4.19       Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.............    68
Section 4.20       Additional Note Guarantees................................................................    68
Section 4.21       Restrictions on Leasing and Dedication of Property........................................    68
Section 4.22       Designation of Restricted and Unrestricted Subsidiaries...................................    70
Section 4.23       Further Assurances........................................................................    70

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets..................................................    71
Section 5.02       Successor Corporation Substituted.........................................................    72

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01       Events of Default.........................................................................    72
Section 6.02       Acceleration..............................................................................    74
Section 6.03       Other Remedies............................................................................    75
Section 6.04       Waiver of Past Defaults...................................................................    75
Section 6.05       Control by Majority.......................................................................    76
Section 6.06       Limitation on Suits.......................................................................    76
Section 6.07       Rights of Holders of Notes to Receive Payment.............................................    76
Section 6.08       Collection Suit by Trustee................................................................    77
Section 6.09       Trustee May File Proofs of Claim..........................................................    77
Section 6.10       Priorities................................................................................    77
Section 6.11       Undertaking for Costs.....................................................................    78

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01       Duties of Trustee.........................................................................    78
Section 7.02       Rights of Trustee.........................................................................    79
Section 7.03       Individual Rights of Trustee..............................................................    79
Section 7.04       Trustee's Disclaimer......................................................................    80
Section 7.05       Notice of Defaults........................................................................    80
Section 7.06       Reports by Trustee to Holders of the Notes................................................    80
Section 7.07       Compensation and Indemnity................................................................    80
Section 7.08       Replacement of Trustee....................................................................    81
Section 7.09       Successor Trustee by Merger, etc..........................................................    82
Section 7.10       Eligibility; Disqualification.............................................................    82
Section 7.11       Preferential Collection of Claims Against Company.........................................    82

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance..................................    83
Section 8.02       Legal Defeasance and Discharge............................................................    83
Section 8.03       Covenant Defeasance.......................................................................    83
Section 8.04       Conditions to Legal or Covenant Defeasance................................................    84
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                   Provisions. ..............................................................................    85
Section 8.06       Repayment to Company......................................................................    85
Section 8.07       Reinstatement.............................................................................    86

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes.......................................................    86
Section 9.02       With Consent of Holders of Notes..........................................................    87
Section 9.03       Compliance with Trust Indenture Act.......................................................    89
Section 9.04       Revocation and Effect of Consents.........................................................    89
Section 9.05       Notation on or Exchange of Notes..........................................................    89
Section 9.06       Trustee to Sign Amendments, etc...........................................................    89

                                   ARTICLE 10.
                          NOTE COLLATERAL AND SECURITY

Section 10.01      Collateral Documents......................................................................    89
Section 10.02      Recording and Opinions....................................................................    90
Section 10.03      Release of Note Collateral................................................................    91
Section 10.04      Certificates of the Company...............................................................    92
Section 10.05      Certificates of the Trustee...............................................................    92
Section 10.06      Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents........    93
Section 10.07      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents...........    93
Section 10.08      Termination of Security Interest..........................................................    93

                                   ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01      Guarantee.................................................................................    94
Section 11.02      Limitation on Guarantor Liability.........................................................    95
Section 11.03      Execution and Delivery of Note Guarantee..................................................    95
Section 11.04      Guarantors May Consolidate, etc., on Certain Terms........................................    96
Section 11.05      Releases..................................................................................    97

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01      Satisfaction and Discharge................................................................    97
Section 12.02      Application of Trust Money................................................................    98

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01      Trust Indenture Act Controls..............................................................    99
Section 13.02      Notices...................................................................................    99
Section 13.03      Communication by Holders of Notes with Other Holders of Notes.............................   100
Section 13.04      Certificate and Opinion as to Conditions Precedent........................................   100

Section 13.05      Statements Required in Certificate or Opinion.............................................   100
Section 13.06      Rules by Trustee and Agents...............................................................   101
Section 13.07      No Personal Liability of Directors, Officers, Employees and Stockholders..................   101
Section 13.08      Governing Law.............................................................................   101
Section 13.09      No Adverse Interpretation of Other Agreements.............................................   101
Section 13.10      Successors................................................................................   101
Section 13.11      Severability..............................................................................   101
Section 13.12      Counterpart Originals.....................................................................   101
Section 13.13      Table of Contents, Headings, etc..........................................................   102

                                    EXHIBITS

Exhibit A1    FORM OF NOTE
Exhibit A2    FORM OF AFFILIATED SUBORDINATED NOTE
Exhibit A3    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTE GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE dated as of January 29, 2004 among American Casino & Entertainment Properties LLC, a Delaware limited liability company, as issuer ("ACEP"), American Casino & Entertainment Properties Finance Corp., a Delaware corporation, as co-issuer ("ACEP Finance", and together with ACEP, the "Company"), the Guarantors (as defined) and Wilmington Trust Company, as trustee (the "Trustee").

      The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.85% Senior Secured Notes due 2012 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "ACEP" means American Casino & Entertainment Properties LLC, and any and all successors thereto.

      "ACEP Finance" means American Casino & Entertainment Properties Finance Corp., and any and all successors thereto.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Acquired Subsidiaries" means Arizona Charlie's, LLC (f/k/a Arizona Charlie's, Inc.), a Nevada limited liability company, Charlie's Holding LLC, a Delaware limited liability company, Fresca, LLC, a Nevada limited liability company, Stratosphere Advertising Agency, a Nevada corporation, Stratosphere Corporation, a Delaware corporation, Stratosphere Development, LLC, a Delaware limited liability company, Stratosphere Gaming Corp., a Nevada corporation, Stratosphere Land Corporation, a Nevada corporation and Stratosphere Leasing, LLC, a Delaware limited liability company.

      "Acquisitions" means the acquisitions of the Properties by ACEP pursuant to the Acquisition Agreements.

      "Acquisition Agreements" means, that certain membership interest purchase agreement, dated as of January 5, 2004, by and among ACEP, Starfire Holding Corporation and Carl C. Icahn, and that certain contribution agreement, dated as of January 5, 2004, by and among ACEP, AREH, American Entertainment Properties Corp. and Stratosphere Corporation.

      "Acquisition Date" means the date and time of the consummation of the Acquisitions pursuant to the Acquisition Agreements.

      "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "AREH" means American Real Estate Holdings Limited Partnership.

      "AREP" means American Real Estate Partners, L.P.

      "Arizona Charlie's Boulder" means that certain hotel and casino located on approximately 24 acres at 4575 Boulder Highway, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

      "Arizona Charlie's Decatur" means that certain hotel and casino located on approximately 17 acres at 740 S. Decatur Boulevard, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

      "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ACEP and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and

      (2) the issuance of Equity Interests in any of ACEP's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries by ACEP or a Restricted Subsidiary.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

      (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

      (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

      (3) an issuance of Equity Interests by a Restricted Subsidiary of ACEP to ACEP or to a Restricted Subsidiary of ACEP;

      (4) the sale or lease of products, services, equipment or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

      (5) the sale or other disposition of cash or Cash Equivalents;

      (6) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

      (7) any Event of Loss;

      (8) any Lease Transaction or any grant of easement or Permitted Liens or Hedging Obligations permitted hereunder;

      (9) any dedication permitted pursuant to Section 4.21;

      (10) any licensing of trade names or trademarks in the ordinary course of business by any of ACEP or the Restricted Subsidiaries; and

      (11) the provision of accounting, financial management and information technology and other ancillary services to Affiliates provided in accordance
Section 4.11.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

      "Bank Credit Facility" means that certain credit agreement, dated as of the date hereof, among ACEP, as borrower, certain of ACEP's Subsidiaries, as guarantors, the lenders listed therein and Bear Stearns Corporate Lending Inc., as syndication agent and administrative agent together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including, all notes, mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed thereunder) all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender, debt holder or group of lenders or debt holders.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

            (1)   in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing (i) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock and (ii) Financing Participations.

      "Cash Equivalents" means:

            (1)   United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within one year after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

      "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party;

      (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

      (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ACEP, measured by voting power rather than number of shares; or

      (4) after an initial public offering of ACEP or any direct or indirect parent of ACEP (in either case, the "public company"), the first day on which a majority of the members of the Board of Directors of the public company are not Continuing Directors.

      For purposes of this definition, any holding company whose only significant asset is the Capital Stock of ACEP shall be disregarded and the beneficial ownership of such holding company shall be attributed to ACEP and any Person which has entered into an agreement to acquire any Capital Stock of ACEP shall not be deemed to have any beneficial ownership of such Capital Stock until the closing of such acquisition.

      "Clearstream" means Clearstream Banking, S.A.

      "Collateral Agent" shall have the meaning set forth in the Pledge and Security Agreement.

      "Collateral Documents" means, collectively, the Pledge and Security Agreement, the Deeds of Trust and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

      "Company" means, collectively, ACEP and ACEP Finance, and any and all successors thereto.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

      (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the cumulative effect of a change in accounting principles will be excluded; and

      (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of a public company who:

            (1) was a member of such Board of Directors on the date of this Indenture; or

            (2) was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Bank Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Deeds of Trust" means each mortgage made by each of Stratosphere Corporation, Stratosphere Land Corporation, Arizona Charlie's, LLC and Fresca, LLC covering the land upon which each of their respective Properties will be located, as amended, modified or revised in accordance with its terms.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ACEP to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event shall not constitute Disqualified Stock if the terms of such Capital Stock provide that ACEP may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof or where the funds to pay for such repurchase was from the cash net proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that ACEP and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Domestic Subsidiary" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of ACEP (other than an offer and sale relating to equity securities issuable under any employee benefit plan of ACEP) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of ACEP.

      "Escrow Agent" means Fleet National Bank.

      "Escrow Agreement" means the Escrow and Security Agreement, dated as of the dated hereof, by and among the Company, AREH, the Trustee and the Escrow Agent.

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) of any of the Properties, any of the following:
(1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means up to $3.9 million in aggregate principal amount of Indebtedness of ACEP and its Subsidiaries (other than Indebtedness under the Bank Credit Facility) in existence on the Acquisition Date, until such amounts are repaid.

      "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of ACEP (unless otherwise provided herein).

      "Financing Participations" means a participation in the revenues generated by specified equipment or a specified amenity that was financed, in whole or in part, by the person receiving the participation.

      "First Lien Obligations" means, at any time, the obligations under any Indebtedness (including Guarantees and the Bank Credit Facility) of ACEP or any Restricted Subsidiary permitted pursuant to Section 4.09 that is secured by a Lien on any of the Note Collateral that ranks senior in priority to the Lien securing the obligations under the Notes and the Note Guarantees; provided that the holder of the Indebtedness secured by such Lien has executed the Intercreditor Agreement or an intercreditor agreement having substantially similar terms as the Intercreditor Agreement.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For the purpose of calculating the Fixed Charge Coverage Ratio (or any component thereof) at any time prior to the completion of the fourth full fiscal quarter after the Acquisition Date (and the availability of internal financial statements for such period), the Fixed Charge Coverage Ratio (and each component thereof) shall be calculated as if the Acquisitions had occurred at a date prior to the beginning of the fourth full fiscal quarter prior to the date of determination and shall be based upon the historical combined financial statements for such period as reflected in the historical combined financial statements included in the Offering Memorandum; provided that such calculation shall give pro forma effect to the offering of the Notes and the related interest, fees and expenses incurred in connection with the Notes.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

      (4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

      (5) any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

      (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (excluding any accrued interest or interest paid in kind in respect of Permitted Affiliate Subordinated Indebtedness); plus

      (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period (excluding any capitalized interest in respect of Permitted Affiliate Subordinated Indebtedness); plus

      (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on preferred stock payable solely in Equity Interests of ACEP (other than Disqualified Stock) or to ACEP or a Restricted Subsidiary of ACEP, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

      "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For purposes of this Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries and shall not include any Unrestricted Subsidiary.

      "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including without limitation, the State of Nevada, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Company or any of their respective Subsidiaries or Affiliates.

      "Gaming Law" means any gaming law or regulation of any jurisdiction or jurisdictions to which the Company or any of their Subsidiaries is, or may at any time after the issue date be, subject.

      "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of the Restricted Subsidiaries, including without limitation, all such licenses granted under Nevada law, and the regulations promulgated in connection therewith, and other applicable national, provincial, or local laws.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, tribunal, commission, bureau or entity or any arbitrator with authority to bind a party at law.

      "Government Securities" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of ACEP thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantor" means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Holder" means a Person in whose name a Note is registered.

      "IAI Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

      (1) in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

      (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

      (6) representing any Hedging Obligations,

      if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything in this Indenture to the contrary, Indebtedness of ACEP and the Restricted Subsidiaries shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Independent Financial Advisor" means an accounting, appraisal or investment banking or financial advisory firm of internationally recognized standing that is not an Affiliate of the Company, the Principal or its Related Parties.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the first $215,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

      "Initial Purchaser" means Bear, Stearns & Co. Inc.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent, if any, Bear Stearns Corporate Lending Inc., as agent acting on behalf of the other lenders pursuant to the Bank Credit Facility and the Trustee, acting on behalf of the Holders of the Notes, as amended, revised, modified or restated from time to time in accordance with its terms.

      "Interest Top-Off Failure" means the failure to maintain funds in the Note Proceeds Account sufficient to pay the Special Redemption Price in full at an assumed redemption date that is 32 days following any date (but not later than September 2, 2004).

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding accounts receivables created or acquired in the ordinary course of business), purchases or other acquisitions, for cash or property, of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; notwithstanding the foregoing, the right of any Person to receive payment based upon Financing Participations to the extent made in the ordinary course of business shall not be deemed to be an Investment. If ACEP or any Subsidiary of ACEP sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ACEP such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ACEP, ACEP shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of ACEP's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d). The acquisition by ACEP or any Subsidiary of ACEP of a Person that holds an Investment in a third Person will be deemed to be an Investment by ACEP or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in
Section 4.07(d). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "Issuance Date" means the closing date for the sale and original issuance of the Notes.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Lenders" means any of the lenders under the Bank Credit Facility.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

      "Material Gaming License" means any Gaming License that the loss, suspension, revocation, termination or material impairment of which, individually or in the aggregate, would materially adversely affect any Property and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Significant Subsidiary.

      "Net Asset Sale Proceeds" means the aggregate cash proceeds received by ACEP or any of the Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, consent fees, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Restricted Subsidiary), amounts required to be applied to the repayment of Indebtedness secured by a Lien that ranks prior to the Lien securing the Notes on the asset or assets that are the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in the Asset Sale and retained by ACEP or any Restricted Subsidiary after that Asset Sale.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

                  (a)   any Asset Sale; or

                  (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

            (3) any interest expense from Permitted Affiliate Subordinated Indebtedness, whether paid or accrued; and

            (4)   any payments pursuant to the Tax Allocation Agreement.

      "Net Loss Proceeds" means the aggregate cash proceeds received by ACEP or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Restricted Subsidiary).

      "Nevada Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, Clark County, Nevada and the City of Las Vegas, Nevada.

      "Non-Recourse Debt" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be:

            (1) as to which neither ACEP nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

            (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of ACEP or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of ACEP or any of its Restricted Subsidiaries.

      "Non-Recourse Financing" means Indebtedness incurred in connection with the construction, purchase or lease of personal or real property or equipment
(1) as to which the lender upon default may seek recourse or payment against ACEP or any Restricted Subsidiary only through the return or foreclosure or sale of the property or equipment so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (2) may not otherwise assert a valid claim for payment on such Indebtedness against ACEP or any Restricted Subsidiary or any other property of ACEP or any Restricted Subsidiary except in each case in the case of fraud and other customary non-recourse exceptions.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Collateral" means all assets, now owned or hereafter acquired, of ACEP or any Guarantor, defined as Collateral in the Collateral Documents.

      "Note Guarantee" means the Guarantee of the Notes by a Guarantor.

      "Note Proceeds Account" means the Account (as defined in the Escrow Agreement).

      "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means the Company's offering memorandum, dated January 15, 2004, relating to the issuance of the Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of ACEP, ACEP Finance or a Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of ACEP, ACEP Finance or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of ACEP, ACEP Finance or a Guarantor, as the case may be, that meets the requirements of Section 13.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Other Liquidated Damages" means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted pursuant to the terms of this Indenture.

      "Parent" means AREP, AREH and/or American Entertainment Properties Corp.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Affiliate Subordinated Indebtedness" means any Indebtedness of ACEP or any of the Restricted Subsidiaries to an Affiliate of ACEP other than a Subsidiary of ACEP (1) for which no installment of principal or installment of interest may be made if a Default or Event of Default exists or is continuing (except that interest may accrue on Permitted Affiliate Subordinated Indebtedness or be paid in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of ACEP that is not Disqualified Stock), (2) for which no installment of principal matures earlier than the date that is three months after the final maturity date of the Notes, (3) for which the payment of principal and interest is subordinated in right of payment to the Notes or any Note at least to the extent set forth in Appendix A-2 hereto and
(4) under which no interest, premium or penalty is due or payable (other than interest, premium and penalty payable in the form of additional Permitted Affiliate Subordinated Indebtedness or Capital Stock of ACEP that is not Disqualified Stock and except that interest may accrue on Permitted Affiliate Subordinated Indebtedness) unless such amount may be paid as a Restricted Payment.

      "Permitted Investments" means:

      (1) any Investments in ACEP, or any Guarantor or in any Restricted Subsidiary that is not a Guarantor if the Investments in such Restricted Subsidiary that is not a Guarantor from ACEP, any Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million;

      (2) any Investments in Cash Equivalents;

      (3) Investments by ACEP or any Restricted Subsidiary of ACEP in a Person, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of ACEP or a Guarantor;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or an Event of Loss that was made pursuant to and in compliance with Section 4.10 or Section 4.16, as applicable;

      (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

      (6) receivables owing to ACEP or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as ACEP or any such Restricted Subsidiary deems reasonable under the circumstances;

      (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (8) loans or advances to employees, former employees or directors of ACEP or the Restricted Subsidiaries (a) to fund the exercise price of options granted under the employment agreements or ACEP's stock option plans or agreements, in each case, as approved by ACEP's Board of Directors or (b) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (b);

      (9) Investments received (a) in settlement of debts created in the ordinary course of business and owing to ACEP and any Restricted Subsidiary (including gaming debts in the ordinary course of business owed by a patron or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer), (b) in satisfaction of judgments or (c) settlement of litigation, arbitrations or other disputes;

      (10) Investments in any person engaged in the Principal Business which Investment is made by the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

      (11) any Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issuance Date not to exceed the sum of $20.0 million, plus the amount of cash repaid on any loan made pursuant to this clause
(11) not to exceed the respective original principal amounts of such loans;

      (12) any grant to any Subsidiary of ACEP of gaming or other rights derivative of any Material Gaming License;

      (13) Investments represented by Hedging Obligations;

      (14) any Investments or loans made to third parties in connection with such third parties' build out and development of property located at any of the Properties not to exceed $10.0 million in the aggregate at any one time outstanding;

      (15) repurchases of the Notes; and

      (16) Investments existing on the Issuance Date and any Investments of the funds in the Note Proceeds Account in accordance with the investment limitations in the Escrow Agreement.

      "Permitted Liens" means:

      (1) Liens in favor of the Company or any Guarantor; provided that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Trustee or a Collateral Agent for the Trustee or subordinate to the Lien in favor of the Trustee securing the Notes or any Note Guarantee;

      (2) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of ACEP or any Restricted Subsidiary of ACEP; provided, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of ACEP or such Restricted Subsidiary;

      (3) Liens on property existing at the time of acquisition thereof by ACEP or any Restricted Subsidiary of ACEP; provided that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition;

      (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any of the Properties and which obligations are not expressly prohibited by this Indenture; or if such Lien arises in the ordinary course of business and in the improvement or repair of any of the Properties, which ACEP shall have bonded within a reasonable time after becoming aware of the existence of such Lien subject to customary rights of set off upon deposit of cash in favor of a bank or other depositary institution in which such cash is maintained in the ordinary course of business;

      (5) Liens securing obligations in respect of this Indenture, the Notes, including Additional Notes, and any Note Guarantee;

      (6) Liens on assets that are not part of the Note Collateral to secure Indebtedness (including Guarantees) permitted pursuant to Section 4.09; provided, that such Indebtedness is not contractually subordinated in right of payment to the Notes;

      (7) (a) Liens for taxes, assessments or governmental charges or claims or
(b) statutory Liens of landlords, and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any of the Properties, in the case of each of (a) and (b), with respect to amounts that either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP;

      (8) easements, rights-of-way, aviational or navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of ACEP and the Restricted Subsidiaries;

      (9) leases or a leasehold mortgage in favor of a party financing the lease of space, including, without limitation, construction or improvements thereto within a Property; provided that (a) such lease or the lease affected by such leasehold mortgage is permitted pursuant to Section 4.21, (b) neither ACEP nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (c) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust, subject to Section 4.21(c);

      (10) Liens securing all Obligations under the Credit Facilities incurred pursuant to clause (1) or (15) of Section 4.09(b), which Liens may be senior in right of payment to the Liens securing the obligations under the Notes pursuant to the terms of the Intercreditor Agreement;

      (11) Liens incurred in connection with Hedging Obligations permitted to be incurred under this Indenture, including first-priority Liens on the Note Collateral if the underlying obligations subject to the Hedging Obligations are secured by a first-priority Lien on the Note Collateral or second-priority Liens on the Note Collateral if the underlying obligations subject to the Hedging Obligations are secured by second-priority Liens on the Note Collateral;

      (12) licenses of patents, trademarks and other intellectual property rights granted by ACEP or any Restricted Subsidiary of ACEP in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such ACEP or such Restricted Subsidiary;

      (13) any judgment attachment or judgment Lien not constituting an Event of Default;

      (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (15) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts performance and return of money bonds and other obligation of a like nature incurred in the ordinary course;

      (16) Liens arising from filing financing statements or other instruments or documents relating to leases;

      (17) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

      (18) Liens on the assets of ACEP or any of the Restricted Subsidiaries incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value or saleability of their respective Properties or materially impair the use thereof in the operation of their respective businesses;

      (19) Liens to secure Indebtedness permitted pursuant to Section 4.09(b)(11) and extending only to the personal or real property as purchased or leased; provided, however, that, such Lien does not extend over the real property secured under the Deeds of Trust;

      (20) Liens to secure Indebtedness permitted pursuant to Section 4.09(b)(13) and Section 4.09(b)(15); provided that the Notes will be secured equally and ratably by a pari passu Lien ranking equally in priority on any collateral subject to the Liens permitted by this clause (20);

      (21) Liens to secure any Permitted Refinancing Indebtedness permitted by the terms of this Indenture; provided, however, that:

      (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and the priority of the new Lien with respect to the Lien securing the obligations under the Notes is no greater than the priority of the Lien securing the Indebtedness so refinanced;

      (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

      (c) the Indebtedness secured by the new Lien is subject to and bound by the Intercreditor Agreement;

      (22) Liens to secure a deposit or deposits in connection with workers' compensation obligations or requirements, provided that such deposit or deposits do not exceed $1.0 million in the aggregate; and

      (23) Liens incurred in the ordinary course of business of ACEP or any Subsidiary of ACEP with respect to obligations that do not exceed $5.0 million at any one time outstanding.

      "Permitted Payments to Parent" means, without duplication as to amounts:

      (1) payments to the Parent not to exceed $100,000 per annum; and

      (2) payments pursuant to the Tax Allocation Agreement.

      "Permitted Refinancing Indebtedness" means any Indebtedness of ACEP or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of ACEP or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);

      (2) in the case of Indebtedness other than First Lien Obligations or Notes redeemed in accordance with Section 3.08, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted

Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

      (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

      (4) such Indebtedness is incurred either by ACEP or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

      (5) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged are First Lien Obligations and secured by any part of the Note Collateral, such Permitted Refinancing Indebtedness may be First Lien Obligations or Indebtedness secured by a Lien ranking equally and ratably with the Lien securing the Notes, provided that such Permitted Refinancing Indebtedness is subject to and bound by the appropriate Intercreditor Agreement, or shall be unsecured Indebtedness;

      (6) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Indebtedness secured by a Lien ranking equally and ratably with the Lien securing the Notes and secured by any part of the Note Collateral, such Permitted Refinancing Indebtedness may be secured by a Lien ranking equally and ratably with the Lien securing the Notes, provided that such Permitted Refinancing Indebtedness is subject to and bound by the appropriate Intercreditor Agreement, or shall be unsecured Indebtedness; and

      (7) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Indebtedness secured by a Permitted Lien on collateral that is not Note Collateral, then such Permitted Refinancing Indebtedness may be secured by a Lien on such other collateral.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledge and Security Agreement" means the Pledge and Security Agreement, to be dated as of the Acquisition Date, as such agreement may be amended, modified or supplemented from time to time.

      "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

      "Principal" means AREP.

      "Principal Business" means the casino gaming, hotel, retail, conference center and entertainment mall and resort business (including, without limitation, the business contemplated by the Properties in the Offering Memorandum) and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating a conference center and meeting facilities and owning and operating or licensing the operation of a retail and entertainment facilities), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Project Assets" means, at any time, all of the assets then in use on the Properties including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (1) any obsolete property determined by ACEP's Board of Directors to be no longer useful or necessary to the operations or support of such Property and (2) any personal property leased from a third party in the ordinary course of business.

      "Properties" means the Stratosphere, Arizona Charlie's Decatur and Arizona Charlie's Boulder. A "Property" means any of the foregoing Properties and other properties that may be acquired.

      "Property Improvement" means any improvement to, or addition or acquisition or construction of, the property, plant or equipment of any of the Properties, or any other property for the benefit of any of the Properties, including any land acquisition costs, financing costs, planning or development costs, construction costs, ancillary costs, fees and expenses.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A3 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Related Parties" means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of the Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in the Principal from any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in ACEP for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest, (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or controlled by Carl Icahn or any other person or persons identified in clauses (1) or (2).

      "Release Condition" means any of the conditions for the release of the funds from the Note Proceeds Account to the Company as set forth in Section 10(a) of the Escrow Agreement.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of ACEP that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Intermediary" means Fleet National Bank, as securities intermediary under the Escrow Agreement.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Issuance Date.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value or principal prior to the date originally scheduled for the payment or accretion thereof.

      "Stratosphere" means that certain hotel, casino and tower located on approximately 31 acres at 2000 Las Vegas Boulevard South, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon.

      "Subordinated Indebtedness" means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal, Liquidated Damages or interest on the Notes.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Tax Allocation Agreement" means that certain tax allocation agreement to be entered into among American Entertainment Properties Corp., ACEP and the Subsidiaries of ACEP.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means any Subsidiary of ACEP (other than any Subsidiary that owns Project Assets) that is designated by the Board of Directors of ACEP as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

            (1)   has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with ACEP or any Restricted Subsidiary of ACEP unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ACEP or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ACEP;

            (3) is a Person with respect to which neither ACEP nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Voting Stock" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership interests entitled to manage the operations or business of the limited liability company.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

            (1) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

      "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person

Section 1.02 Other Definitions.

                                                                                         Defined in
Term                                                                                      Section
----                                                                                      -------
"Affiliate Transaction".............................................................       4.11
"Application Date" .................................................................       3.08
"Asset Sale Offer"..................................................................       3.11
"Authentication Order"..............................................................       2.02
"Calculation Date" .................................................................       1.01
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"DTC"...............................................................................       2.03
"Escrow Break Date".................................................................       3.09
"Event of Default"..................................................................       6.01
"Event of Loss Offer" ..............................................................       4.16
"Event of Loss Offer Amount" .......................................................       3.12
"Event of Loss Offer Period" .......................................................       3.12
"Event of Loss Purchase Date" ......................................................       3.12
"Excess Loss Proceeds" .............................................................       4.16
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Lease Transaction" ................................................................       4.21

                                                                                         Defined in
Term                                                                                      Section
----                                                                                      -------
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.11
"Offer Period"......................................................................       3.11
"Paying Agent"......................................................................       2.03
"Permitted Debt"....................................................................       4.09
"Payment Default" ..................................................................       6.01
"Purchase Date".....................................................................       3.11
"Redemption Date" ..................................................................       3.07
"Registrar".........................................................................       2.03
"Restricted Payments"...............................................................       4.07
"Special Redemption Price"..........................................................       3.09
"Subject Property" .................................................................       4.16

Section 1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)   "will" shall be interpreted to express a command;

            (6)   provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A3 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

            (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

            (2)   an Officers' Certificate from the Company.

      Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

      At least one Officer must sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated set forth in such Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate amount of Notes authenticated for original issue pursuant to all Authentication Orders issued by the Company except as provided in Section
2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

      The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

            (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

      Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

            (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A)   both:

                        (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B)   both:

                        (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                        (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                  (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

      (d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

                  Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1)   Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS

HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF American Casino & Entertainment Properties LLC THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF American Casino & Entertainment Properties LLC SO REQUESTS), (2) TO American Casino & Entertainment Properties LLC OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT A HOLDER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO OWN THE SECURITY, AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC SHALL HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO DISPOSE OF SUCH SECURITY AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER. ALTERNATIVELY, AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC SHALL HAVE THE RIGHT TO REDEEM THE SECURITY FROM THE HOLDER AT A PRICE SPECIFIED IN THE INDENTURE GOVERNING THE SECURITY. NEVADA GAMING LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, FOR SERVICES RENDERED OR OTHERWISE."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3),
            (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
            (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER

ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (3)   Regulation S Temporary Global Note Legend.

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i)   General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

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

            (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5)   Neither the Registrar nor the Company will be required:

                  (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the

Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) or 9.02 hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2)   the redemption date;

            (3)   the principal amount of Notes to be redeemed; and

            (4)   the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

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

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

      Subject to the provisions of Section 3.11 hereof, at least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

      The notice will identify the Notes to be redeemed and will state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4)   the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

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

Section 3.04 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

      One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

      (a) At any time prior to February 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 107.850% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings or from the proceeds of Permitted Affiliate Subordinated Debt of ACEP; provided that:

            (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

            (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering or the issuance of Permitted Affiliate Subordinated Debt.

      (b) On or after February 1, 2008, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2008.............................................................................        103.925%
2009.............................................................................        101.963%
2010 and thereafter..............................................................        100.000%

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Redemption Pursuant to Gaming Laws.

      (a) Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

            (1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

            (2)   is denied such license or qualification or not found suitable;

      ACEP shall then have the right, at its option:

            (1) to require each such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

            (2) to redeem the Notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:

                  (a) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the date 30 days' after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so ("Application Date") or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

                  (b) the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

                  (c) such other lesser amount as may be required by any Gaming Authority.

      Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

            (1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantees or this Indenture; or

            (2) to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantees or any remuneration in any form with respect to the Notes and the Note Guarantees from the Company, the Guarantors or the Trustee, except the redemption price referred to above.

      (b) ACEP shall notify the Trustee in writing of any such redemption as soon as practicable. Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Company shall not reimburse any Holder or Beneficial Owner for such expense.

      (c) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Authority, the Company shall be required to comply with Sections 3.01 through 3.06 hereof.

Section 3.09 Special Mandatory Redemption.

      (a) The net proceeds of the Notes together with an amount sufficient to redeem the Notes on the date that is thirty-two (32) days after the date hereof at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption (the "Special Redemption Price") will be placed in the Note Proceeds Account pursuant to the terms and conditions of the Escrow Agreement.

      (b) In the event each of the Release Conditions shall not have been satisfied on or prior to the earlier of (A) August 31, 2004 and (B) an Interest Top-Off Failure (the earlier of (A) and (B) being the "Escrow Break Date"), ACEP shall redeem (a "Special Mandatory Redemption") all of the Notes, on the second Business Day immediately following the Escrow Break Date at the Special Redemption Price.

      (c) On or before the Escrow Break Date, if the Escrow Agent receives a certificate from the Company certifying that the Company has made a good faith determination that it will be unable to meet the Release Conditions by the Escrow Break Date, a Special Mandatory Redemption at the Special Redemption Price shall occur on the second Business Day immediately following the date such notice is delivered.

      (d) Other than as specifically provided in this Section 3.09 or in the Escrow Agreement, any Special Mandatory Redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Mandatory Redemption.

      Other than as set forth in Sections 3.08 and 3.09, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.11 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1)   that the Asset Sale Offer is being made pursuant to this
      Section 3.11 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

            (2)   the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.11. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.11, any purchase pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.12 Offer to Purchase by Application of Excess Loss Proceeds.

      In the event that, pursuant to Section 4.16 hereof, the Company is required to commence an Event of Loss Offer to all Holders to purchase Notes, it will follow the procedures specified below.

      The Event of Loss Offer (as defined in Section 4.16) shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture that require the Company to make an Event of Loss Offer. The Event of Loss Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Event of Loss Offer Period"). No later than three Business Days after the termination of the Event of Loss Offer Period (the "Event of Loss Purchase Date"), the Company will apply all Excess Loss Proceeds (the "Event of Loss Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Event of Loss Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Event of Loss Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Event of Loss Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Event of Loss Offer.

      Upon the commencement of an Event of Loss Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Event of Loss Offer. The notice, which will govern the terms of the Event of Loss Offer, will state:

            (1)   that the Event of Loss Offer is being made pursuant to this
      Section 3.12 and Section 4.16 hereof and the length of time the Event of Loss Offer will remain open;

            (2) the Event of Loss Offer Amount, the purchase price and the Event of Loss Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Event of Loss Offer will cease to accrue interest after the Event of Loss Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Event of Loss Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have Notes purchased pursuant to any Event of Loss Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Event of Loss Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Event of Loss Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Event of Loss Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Event of Loss Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Event of Loss Offer Amount of Notes or portions thereof tendered pursuant to the Event of Loss Offer, or if less than the Event of Loss Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.12. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Event of Loss Offer on the Event of Loss Purchase Date.

      Other than as specifically provided in this Section 3.12, any purchase pursuant to this Section 3.12 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

      The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

      (a) Prior to the Acquisition Date, ACEP will furnish to all holders of the Notes and prospective purchasers of the Notes designated by the holders, promptly upon their request, the information required to be delivered under Rule 144A(d)(4) of the Securities Act. In addition, until consummation of the Acquisitions, ACEP will file with the Trustee, by the day that it would have been required to file the same with the SEC if ACEP had been subject to the periodic reporting requirements of the Exchange Act and excluding any time periods applicable to "accelerated filers" under the Exchange Act, quarterly and annual financial statements, including any notes thereto (and with respect to annual financial statements only, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Results of Operations and Financial Condition," both comparable to that which ACEP would have been required to include in a quarterly report on Form 10-Q or an annual report on Form 10-K if ACEP had been subject to those periodic reporting requirements and prepared as combined financial statements presenting the financial position, results of operations and cash flows of American Casino & Entertainment Properties which is comprised of Stratosphere Corporation and its wholly-owned subsidiaries, Stratosphere Gaming Corp., Stratosphere Land Corporation, Stratosphere Advertising Agency, Stratosphere Leasing, LLC, 2000 South Las Vegas Boulevard Retail Corporation and Stratosphere Development, LLC, Arizona Charlie's, Inc., and its wholly-owned subsidiary Jetset LLC; and Fresca, LLC, for applicable periods ended December 31, 2000 and thereafter.

      (b) Following the Acquisitions, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

      In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. The Company will at all times comply with TIA Section 314(a).

      (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      (d) For so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

      (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

      The Company will pay, and will cause each of its Subsidiaries to pay (including any payments required pursuant to the Tax Allocation Agreement) prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

      (a) ACEP will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of ACEP's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ACEP or any Restricted Subsidiary) or to the direct or indirect holders of ACEP's or any Restricted Subsidiary's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ACEP or to ACEP or a Restricted Subsidiary of
      ACEP);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving ACEP) any Equity Interests of ACEP or any direct or indirect parent of ACEP;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of ACEP or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among ACEP and any of its Restricted Subsidiaries), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness that is not Permitted Affiliate Subordinated Indebtedness;

            (4) purchase, redeem, defease or otherwise retire for value or pay any interest, principal or other amount on any Permitted Affiliate Subordinated Indebtedness (other than payment of interest in the form of additional Permitted Affiliate Subordinated Indebtedness or Equity Interests in ACEP (other than Disqualified Stock) or accrual of interest on Permitted Affiliate Subordinated Indebtedness); or

            (5) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

      unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) ACEP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by ACEP and the Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8) and (9) of Section 4.07(b)) is less than the sum, without duplication, of:

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                  (a)   50% of the Consolidated Net Income of ACEP for the
      period (taken as one accounting period) from the Acquisition Date to the end of ACEP's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that to the extent any payments pursuant to the Tax Allocation Agreement were excluded from the calculation of Consolidated Net Income during the applicable period, for the purposes of this clause (a), such payments pursuant to the Tax Allocation Agreement will be deducted from Consolidated Net Income, plus

                  (b) 100% of the aggregate net cash proceeds received by ACEP since the Issuance Date as a contribution to its common equity capital or received as cash proceeds of Permitted Affiliate Subordinated Debt of ACEP or from the issue or sale of Equity Interests of ACEP (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ACEP that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to a Subsidiary of ACEP, plus

                  (c) 100% of the lesser of (1) the aggregate amount received in cash and the Fair Market Value of property received by means of (A) the sale or other disposition (other than to ACEP or a Restricted Subsidiary) of Restricted Investments made by ACEP or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from ACEP or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by ACEP or its Restricted Subsidiaries or (B) the sale (other than to ACEP or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to Section 4.07(b)(9) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary and (2) the aggregate amount of Restricted Payments made to make the Restricted Investment so sold or disposed of or in the Capital Stock of the Unrestricted Subsidiary so sold or disposed of (provided, however, that if the cash received in any transaction described in clause
      (A) or (B) of this clause (c) plus the cash received from the disposition of any property received in any such transaction is greater than the amount otherwise calculated under this clause (c), then such greater cash amount may be added to this clause (c) in lieu of such lesser amount), plus

                  (d) in case, after the Issuance Date, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into ACEP or a Restricted Subsidiary, and no Default or Event of Default is then occurring or results therefrom, an amount equal to the lesser of (1) the Fair Market Value of the Investments owned by ACEP and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (2) the aggregate amount of Restricted Payments made in such Unrestricted Subsidiary.

      (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

            (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

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            (2)   the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ACEP) of, Equity Interests (other than Disqualified Stock) or Permitted Affiliate Subordinated Debt of ACEP or from the substantially concurrent contribution of common equity capital to ACEP; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from Section 4.07(a)(3)(b);

            (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of ACEP or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of ACEP to the holders of its Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ACEP, any parent of ACEP or any Restricted Subsidiary of ACEP held by any member of ACEP's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;

            (6) the redemption or repurchase of any Equity Interests or Indebtedness of ACEP or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of ACEP as evidenced by a resolution of the Board of Directors that has been delivered to the Trustee, required to prevent the loss or to secure the grant or establishment of any gaming license or other right to conduct lawful gaming operations in the United States;

            (7)   Permitted Payments to Parent;

            (8) Restricted Payments pursuant to the terms of the Acquisition Agreements and the payment of the balance of the intercompany debt owed by Stratosphere Corporation to AREH;

            (9) the one-time payment of a distribution of Cash Equivalents and marketable securities to the Parent (the "Parent Distribution") to be paid within twenty days of the Acquisition Date such that, at the Acquisition Date after giving effect to the Parent Distribution, the purchase price of the Acquisition, the payment of the balance of the intercompany debt owed by Stratosphere Corporation to American Real Estate Holdings Limited Partnership and any unpaid fees and expenses relating to the offering of the Notes, ACEP and its Restricted Subsidiaries, on a combined basis, would have cash no less than the sum of (x) $25.0 million and (y) the amount of accrued interest on the Notes from the Issuance Date to, and including, the Acquisition Date; provided, that from the Issuance Date to the date of the Parent Distribution, except as disclosed in the Offering Memorandum and contemplated in the Acquisition Agreements, ACEP shall not take any actions and shall cause its Affiliates not to take any actions that would cause the business of the Properties to be conducted, in any material respect, other than in the ordinary course; and

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            (10)  other Restricted Payments in an aggregate amount since the
      Issuance Date not to exceed $2.5 million.

      (c) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above, or is permitted to be made pursuant to Section 4.07(a), ACEP shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this Section 4.07.

      (d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by ACEP or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      (a) ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to ACEP or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ACEP or any of its Restricted Subsidiaries;

            (2) make loans or advances to ACEP or any of its Restricted Subsidiaries; or

            (3) sell, lease or transfer any of its properties or assets to ACEP or any of its Restricted Subsidiaries.

      However, the restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements in effect on the Acquisition Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in those agreements on the Acquisition Date;

            (2) this Indenture, the Notes, the Note Guarantees, the Credit Facilities and the Collateral Documents;

            (3) applicable law, rule or order of an applicable governmental body;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by ACEP or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

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            (5)   customary non-assignment provisions in leases entered into in the ordinary course of business;

            (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3);

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (8) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12; and

            (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by ACEP and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ACEP and its Restricted Subsidiaries thereunder) not to exceed $50.0 million less the aggregate amount of all Net Asset Sale Proceeds of Asset Sales applied by ACEP or any of its Restricted Subsidiaries since the Issuance Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10(b)(1) hereof;

            (2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issuance Date and the Exchange

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      Notes and the related Note Guarantees to be issued pursuant to the
      Registration Rights Agreement;

            (3) the incurrence by ACEP and the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of property, plant or equipment used or to be used in the business of ACEP or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
      (3), not to exceed $10.0 million at any time outstanding;

            (4) the incurrence by ACEP and the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under Section 4.09(a) or clauses (2), (3),
      (4), (10), (11) or (14) of this Section 4.09(b);

            (5) the incurrence by ACEP and its Restricted Subsidiaries of intercompany Indebtedness between or among ACEP and any of its Restricted Subsidiaries; provided, however, that:

                  (a) if ACEP is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

                  (b) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of its Note Guarantee; and

                  (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ACEP or a Restricted Subsidiary of ACEP and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either ACEP or a Restricted Subsidiary of ACEP shall be deemed, in each case, to constitute an incurrence of such Indebtedness by ACEP or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

      provided that in the case of clauses (a) and (b), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default;

            (6) the incurrence by ACEP and any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business;

            (7) the Guarantee by ACEP or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of ACEP that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

            (8) the incurrence by ACEP or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

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            (9)   the incurrence by ACEP or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

            (10) the incurrence by ACEP and its Restricted Subsidiaries of the Existing Indebtedness;

            (11) the incurrence by ACEP or any of its Restricted Subsidiaries of Non-Recourse Financing used to finance the construction, purchase or lease of personal or real property used in the business of ACEP or such Restricted Subsidiary; provided, that the Indebtedness incurred pursuant to this clause (11) (including any refinancings thereof pursuant to clause
      (4) above) shall not exceed $15.0 million outstanding at any time;

            (12) Indebtedness arising from any agreement entered into by ACEP or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

            (13) the incurrence by ACEP or any Restricted Subsidiary of Permitted Affiliate Subordinated Indebtedness;

            (14) the incurrence by ACEP of Additional Notes used for Property Improvements, in an aggregate principal amount not to exceed 2.0 times the net cash proceeds received by ACEP after the Acquisition Date from Equity Offerings and the issuance of Permitted Affiliate Subordinated Debt, the net cash proceeds of which Equity Offerings and the issuance of Permitted Affiliate Subordinated Debt are also used in Property Improvements; and

            (15) the incurrence by ACEP or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $10.0 million at any one time outstanding.

      The Company and their Restricted Subsidiaries will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or its Restricted Subsidiaries unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or its Restricted Subsidiaries for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

      For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to Section 4.09(a), in each case, as of the date of incurrence thereof, the Company shall, in their sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such Indebtedness will be treated as having been incurred pursuant to such clauses or
Section 4.09(a), as the case may be, designated by the Company.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the

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reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, that in each such case, that the amount thereof shall be included in Fixed Charges of ACEP as accrued (to the extent applicable under the definition of Fixed Charges). Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that ACEP or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

      The amount of any Indebtedness outstanding as of any date will be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (a) the Fair Market Value of such assets at the date of determination; and

                  (b)   the amount of the Indebtedness of the other Person.

      Upon entering into or refinancing or replacement of the Credit Facilities or any portion thereof with a lender that was not party to the Intercreditor Agreement or the incurrence of any Indebtedness permitted by this Indenture to be First Lien Obligations, the Trustee shall enter into an intercreditor agreement with such lender with terms that are no less favorable to the Trustee or the Holders of Notes than those contained in the Intercreditor Agreement.

Section 4.10 Asset Sales.

      (a) ACEP will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Asset Sale;

            (2) ACEP (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests issued or sold or otherwise disposed of;

            (3) with respect to any Asset Sale involving consideration or property in excess of $2.5 million, such Fair Market Value is evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

            (4) at least 75% of the consideration received in the Asset Sale by ACEP or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (4), each of the following will be deemed to be cash:

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                  (a)   any liabilities, as shown on ACEP's or such Restricted
      Subsidiary's most recent balance sheet, of ACEP or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee which may be assumed only if such liabilities are deemed to be Restricted Payments and such Restricted Payment may then be made) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases ACEP or such Restricted Subsidiary from further liability; and

                  (b) any securities, notes or other obligations received by ACEP or any such Restricted Subsidiary from such transferee that are converted by ACEP or such Restricted Subsidiary into cash within 30 days, to the extent of the cash received in that conversion; and

            (5) the Board of Directors has determined in good faith that the Asset Sale complies with the clauses (2), (3) and (4) of this Section 4.10.

      (b) Within one year after the receipt of any Net Asset Sale Proceeds, ACEP or the Restricted Subsidiary may apply those Net Asset Sale Proceeds at its option:

            (1) to repay First Lien Obligations or any other Indebtedness that is pari passu with the Notes, including any Notes and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Principal Business;

            (3) to make an Investment in or expenditures for acquiring or constructing properties and assets that replace the properties and assets that were the subject of the Asset Sale; or

            (4) to acquire, construct, repair or rebuild other assets or property, other than current assets, that are used or useful in a Principal Business;

provided, however, that with respect to any assets that are acquired or constructed or Voting Stock that is acquired with such Net Asset Sale Proceeds, ACEP or the applicable Restricted Subsidiary, as the case may be, promptly grants to the Trustee, on behalf of the holders of the Notes, a second-priority security interest on any such assets or Voting Stock on the terms set forth in this Indenture and the Collateral Documents. Pending the final application of any Net Asset Sale Proceeds, ACEP or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by this Indenture.

      (c) Any Net Asset Sale Proceeds that are not applied or invested as provided in Section 4.10(b) (or in the case of clauses (2), (3) or (4) of Section 4.10(b), contracted or committed to within one year; provided that such acquisition, investment, construction, repair or reconstruction is completed within two years of the date of such contract or commitment) will constitute "Excess Proceeds". Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an offer (an "Asset Sale Offer") to all holders of Notes to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, ACEP may

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use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer (together with any other pari passu Indebtedness expected to be repaid from such Excess Proceeds) exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered (or otherwise expected to be repaid). Upon completion of any Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may commence an Asset Sale Offer without having to wait for the expiration of the one year period.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.11 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.11 or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

      (a) ACEP will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of ACEP (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction is on terms that are not materially less favorable to ACEP or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by ACEP or such Restricted Subsidiary with an unrelated Person as determined in good faith by the Board of Directors of ACEP; and

            (2)   ACEP delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of ACEP set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of ACEP; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to ACEP or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

            (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by ACEP or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

            (2) transactions between or among ACEP and/or its Restricted Subsidiaries;

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            (3)   payment of reasonable directors' fees to Persons who are not otherwise Affiliates of ACEP;

            (4) any issuance of Equity Interests (other than Disqualified Stock) of ACEP to Affiliates of ACEP;

            (5)   Restricted Payments that do not violate Section 4.07 hereof;

            (6) the transactions pursuant to the Acquisition Agreements and the transactions contemplated in the Offering Memorandum under the caption "Use of Proceeds;"

            (7)   Permitted Affiliate Subordinated Indebtedness;

            (8) transactions between ACEP and/or any of its Restricted Subsidiaries, on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to ACEP and/or its Restricted Subsidiaries than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;

            (9) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

            (10) the provision of accounting, financial, management, information technology and other ancillary services to Affiliates, provided that ACEP or its Restricted Subsidiaries are paid a fee equal to its out of pocket costs and allocated overhead (including a portion of salaries and benefits) as determined by ACEP in its reasonable judgment; provided further that this services under this clause shall not include providing complimentaries or other benefits to customers of an Affiliate; and

            (11)  Permitted Payments to Parent.

Section 4.12 Liens.

      ACEP will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset, now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13 Business Activities.

      For so long as any Notes are outstanding, the Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity other than the Principal Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

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            (1)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within thirty days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3)   that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

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      The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.11 or 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.11 or this Section 4.15 by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.11 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Events of Loss

      (a)   Within one year (or two years in the case of clause (1) below) after
(1) any Event of Loss with respect to any of the Properties, or any other assets or property, with a Fair Market Value (or replacement cost, if greater) in excess of $15.0 million, ACEP or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss in any manner permitted by clauses (1) through (4) of Section 4.10(b) for Net Asset Sale Proceeds from an Asset Sale or to the rebuilding or repair of the Subject Property, or (2) any other Event of Loss, ACEP or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to repay First Lien Obligations or any indebtedness pari passu with the Notes, including any Notes, or to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the "Subject Property"), with no concurrent obligation to make any purchase of any Notes; provided, however, that ACEP delivers to the Trustee:

            (1) within either (i) 150 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in,

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      and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within 24 months of the Event of Loss or (ii) 60 days of such Event of Loss a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition (or better) as existed prior to the Event of Loss within two years of the receipt of Net Loss Proceeds; and

            (2) an Officers' Certificate (delivered concurrently with the opinion specified in clause (i) or (ii) above) certifying that ACEP has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction referred to in clause (1) above.

      (b) Any Net Loss Proceeds from any Event of Loss that are not applied or permitted to be reinvested as provided in Section 4.16(a) will constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer (an "Event of Loss Offer") to all holders of Notes to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Event of Loss Offer, ACEP may use such remaining Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Event of Loss Offer (together with any pari passu Indebtedness expected to be repaid from such Event of Loss proceeds) exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered (or expected to be repaid). Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

      (c) In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $5.0 million, ACEP or the affected Restricted Subsidiary, as the case may be, will be required to receive consideration and with respect to any Event of Loss of any portion of the hotel, casino or parking structure and other property comprising part of the Properties, at least 75% of which is in the form of cash or Cash Equivalents.

Section 4.17 Sale and Leaseback Transactions.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

            (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of
      Section 4.12 hereof;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

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            (3)   the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.18 Insurance.

      ACEP from and after the Acquisition Date will, and will cause the Restricted Subsidiaries to, maintain the specified levels of insurance set forth in the Collateral Documents, which shall not be less than the levels required in any applicable Gaming License.

Section 4.19 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

      (a) ACEP will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to ACEP or to any Restricted Subsidiary), unless:

            (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary; and

            (2) the Net Asset Sale Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section
      4.10 hereof;

provided, however, that this clause (a) will not apply to any pledge of Capital Stock of any Restricted Subsidiary securing First Lien Obligations, including the Credit Facilities, or any exercise of remedies in connection therewith; and

      (b) ACEP will not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares and shares of Capital Stock of foreign Subsidiaries issued to foreign nationals to the extent required under applicable law) to any Person other than ACEP or any Restricted Subsidiary.

Section 4.20 Additional Note Guarantees.

      If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture and Investments in that Restricted Subsidiary exceed the amount described in clause (1) of the definition of "Permitted Investments", then the Company will cause that newly acquired or created Restricted Subsidiary (including, but not limited to, the Acquired Subsidiaries) to (1) execute and deliver to the Trustee a Note Guarantee pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee pursuant to which that Restricted Subsidiary will unconditionally Guarantee, all of the Company's obligations under the Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (2) deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired or created to the effect that such supplemental indenture and supplemental Collateral Documents have been duly authorized, executed and delivered by that Restricted Subsidiary and constitute the valid and binding agreements of that Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions). The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.21 Restrictions on Leasing and Dedication of Property.

      (a) ACEP will not, and will not permit any of the Restricted Subsidiaries to lease, sublease, or grant a license, concession or other agreement to occupy, manage or use, as lessor or sublessor, any

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real or personal Project Assets owned or leased by ACEP or any Restricted
Subsidiary for annual lease base rent, excluding common area maintenance and percentage rent, exceeding $2.0 million with respect to any individual transaction (each, a "Lease Transaction"), other than the following Lease
Transactions:

            (1) ACEP or any Restricted Subsidiary may enter into a Lease Transaction with respect to any Project Assets, within or outside the Properties, or with any Person, provided that, in the reasonable opinion of ACEP, (a) such Lease Transaction will not materially interfere with, impair or detract from the operations of any of the Project Assets, and will in the reasonable judgment of ACEP enhance the value and operations of the Properties and (b) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions or in the reasonable judgment of ACEP, otherwise enhances the value and operations of any of the Properties) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to ACEP or such Restricted Subsidiary;

            (2) the transactions and agreements described under Section 4.11 to the extent such transactions or agreements constitute Lease Transactions;

            (3) ACEP or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset, including any hotel with any Person (other than an Unrestricted Subsidiary or other Affiliate of the Principal (other than ACEP or any Restricted Subsidiary)); provided that (i) the manager or operator has experience in managing or operating similar operations or assets and (ii) such management or operating agreement is on commercially reasonable and fair terms to ACEP or such Restricted Subsidiary (in either case, in the reasonable judgment of ACEP); and

            (4) ACEP and any Restricted Subsidiary of ACEP may enter into a Lease Transaction with any of ACEP or any Restricted Subsidiary.

      (b) Notwithstanding Section 4.21(a), (1) no gaming or casino operations may be conducted on any Project Asset that is the subject of such Lease Transaction other than by ACEP or a Restricted Subsidiary; and (2) no Lease Transaction may provide that ACEP or any Restricted Subsidiary may subordinate its fee or leasehold interest to any lessee or any party providing financing to any lessee.

      (c) The Trustee shall at the request of ACEP or any Restricted Subsidiary enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease Transaction permitted under this Section 4.21. Such agreement, among other things, shall provide that if the interests of ACEP (or in the case of a Lease Transaction being entered by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Trustee (on behalf of the holders of the Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Trustee, including without limitation a purchaser at a foreclosure sale, then in each case subject to any applicable law or Gaming License, (1) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and
(2) the lessee in the Lease Transaction shall attorn to and be bound to the Trustee (on behalf of the holders), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by the Collateral Documents (other than pursuant to the terms of the applicable non-disturbance agreement) as certified to the Trustee by an Officer of ACEP.

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Section 4.22 Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of ACEP may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall Project Assets of any of the Properties be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by ACEP and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by ACEP. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of ACEP may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

      Any designation of a Subsidiary of ACEP as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ACEP as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, ACEP will be in Default. The Board of Directors of ACEP may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of ACEP; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ACEP of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.23 Further Assurances.

      ACEP shall (and shall cause each of the Restricted Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order: (1) to carry out more effectively the express purposes of the Collateral Documents; (2) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby; (3) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby; and (4) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to ACEP under the Collateral Documents or under any other instrument executed in connection therewith.

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                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

      Neither ACEP nor any Guarantor shall, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACEP or such Guarantor is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ACEP or any Guarantor taken as a whole, in one or more related transactions, to another Person; unless:

            (1)   either:

                  (A) the ACEP or such Guarantor, as the case may be, is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the ACEP or such Guarantor, as the case may be, under the Notes, the Note Guarantees, this Indenture, the Registration Rights Agreement and the Collateral Documents, as applicable, pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction, no Default or Event of Default exists;

            (4) ACEP or such Guarantor, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than ACEP or such Guarantor, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made has, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio immediately preceding such transactions as such Fixed Charge Coverage Ratio test is set forth in
      Section 4.09(a) hereof;

            (5) such transaction would not result in the loss or suspension or material impairment of any of ACEP's or any Guarantor's Material Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

            (6) such transaction would not require any Holder or Beneficial Owner of Notes in their capacity as such to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

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            (7)   ACEP has delivered to the Trustee an Officers' Certificate and opinion of counsel, each stating that such transaction complies with the terms of this Indenture.

      ACEP will not have to comply with clause (4) above in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of its properties or assets with an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change ACEP into a corporation or other form of business entity and such transaction does not cause the realization of any material federal or state tax liability that will be paid by ACEP or any Restricted Subsidiary. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than $1.0 million.

      In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of ACEP, ACEP will not be released from its obligations under the Notes or this Indenture.

      (b)   Section 5.01(a) will not apply to:

            (1) a merger of ACEP or ACEP Finance with an Affiliate solely for the purpose of reorganizing ACEP or ACEP Finance in another jurisdiction; or

            (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among ACEP, ACEP Finance and the Restricted Subsidiaries or between or among Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      Each of the following is an "Event of Default":

            (1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes or under any Note Guarantee;

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            (2)   the Company defaults in the payment when due and payable (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes or under any Note Guarantee;

            (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 3.08, 3.09, 4.10, 4.15 or 4.16 hereof;

            (4) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.07, 4.09 or 5.01 hereof for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

            (5) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes, the Note Guarantees or the Collateral Documents for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

            (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ACEP or any of the Restricted Subsidiaries or default on any Guarantee by ACEP or any of the Restricted Subsidiaries of Indebtedness of a third party, whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date (other than any Non-Recourse Debt or any Guarantee related to Non-Recourse Debt), if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness when due at final maturity, giving effect to any grace period or waiver provided in such Indebtedness (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case (other than a Payment Default or an acceleration of first-lien Indebtedness), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5.0 million or more;

            (7) failure of the Escrow Agreement, at any time, to be in full force and effect (unless the escrow funds are released by the Escrow Agent) or any contest by the Company or any of the Guarantors of the validity or enforceability of the Escrow Agreement;

            (8) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes a final judgment; provided that the aggregate amount of all such undischarged judgments exceeds $5.0 million;

            (9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

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                  (A)   commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors, or

                  (E)   generally is not paying its debts as they become due;

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days;

            (11) revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any of the Properties (other than as a result of an Asset Sale) and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Subsidiary; or

            (12) (a) except as permitted by this Indenture, any Note Guarantee or any Collateral Document or any material security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice to ACEP or (b) ACEP or any Guarantor, or any Person acting on behalf of ACEP or any Guarantor, shall deny or disaffirm its obligations under any Note Guarantee or Collateral Document, in each of clauses (a) and (b), which would materially and adversely impair the benefits to the Trustee or the holders of the Notes thereunder.

Section 6.02 Acceleration.

      Subject to the provisions of the Intercreditor Agreement, in the case of an Event of Default specified in clauses (9) or (10) of Section 6.01 hereof, with respect to the Company or any Guarantor that

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is a Significant Subsidiary or any group of Restricted Subsidiaries of the
Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. Subject to the provisions of the Intercreditor Agreement, if any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest, Liquidated Damages, if any, and any other monetary obligations on all the Notes to be due and payable immediately

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

      If an Event of Default occurs on or after February 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

YEAR                                                                               PERCENTAGE
----                                                                               ----------
2004.............................................................................       7.850%
2005.............................................................................       6.869%
2006.............................................................................       5.888%
2007.............................................................................       4.906%

Section 6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the

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

payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) the Holder of a Note gives to the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, if requested; and

            (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

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

Section 6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

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

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee in accordance with the terms of this Indenture, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee in accordance with the terms of this
Indenture:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Collateral Documents to which the Trustee is a party and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents to which the Trustee is a party and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents to which the Trustee is a party against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture but shall not verify the contents thereof.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not, and shall not be construed to, limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

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

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

            (4) the Trustee shall not be required to examine any of the reports, information or documents delivered to it under this Indenture to determine whether there has been any breach of the covenants of the Company contained herein, except that if any breach or default is expressly stated in any such reports, information or documents, the Trustee shall be deemed to have actual knowledge of such breach or default.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

      (e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor will be sufficient if signed by an Officer of the Company or any Guarantor, as applicable.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and, subject to TIA Section 310(b), may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.

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Section 7.04 Trustee's Disclaimer.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer has actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

      Notwithstanding anything to the contrary contained herein, the Trustee shall not be deemed to have knowledge of any Default or Event of Default until the Trustee shall have received notice thereof in accordance with Section 4.04 hereof, except in the case of an Event of Default with respect to the payment of principal or interest if the Trustee is the Paying Agent.

Section 7.06 Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

      (a) The Company and the Guarantors will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements, costs and expenses of the Trustee's agents, consultants and counsel (including the costs and expenses of collection on the Notes and the enforcement and administration of any right or remedy or observing any of its duties under this Indenture).

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

      (b) The Company and the Guarantors will indemnify the Trustee and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is attributable to its negligence or bad faith. The Trustee will notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantors will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

      (c)   The obligations of the Company and the Guarantors under this Section
7.07 shall constitute additional Indebtedness hereunder and will survive the satisfaction and discharge of this Indenture.

      (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

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      (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

            (2)   the Company's obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

            (4)   this Article 8.

      Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22 and 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant

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Defeasance means that, with respect to the outstanding Notes and Note
Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6),
Section 6.01(11) and 6.01(12) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

                  (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute

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      a default under, any other instrument to which the Company or any
      Guarantor is a party or by which the Company or any Guarantor is bound;

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Opinion of Counsel, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable law;

            (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

            (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages ,if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note

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and remaining unclaimed for two years after such principal, premium or
Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 12 hereof;

            (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

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            (6)   to conform the text of this Indenture, the Collateral
      Documents, the Note Guarantees or the Notes to any provision of the "Description of Notes" section of the Offering Memorandum, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Collateral Documents, the Notes or the Note Guarantees;

            (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

            (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.11, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

      Notwithstanding the foregoing, without the consent of at least 75% in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may:

            (1) release all or substantially all of the Note Collateral from the Lien of this Indenture or the Collateral Documents (other than in accordance with this Indenture and the Collateral Documents); or

            (2) release any Guarantor from any of its obligations under its Note Guarantee of this Indenture (other than in accordance with this Indenture).

      Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, or the Note Guarantees. However, without

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the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.11, 4.10 and 4.15 hereof;

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

            (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.11, 4.10 or 4.15 hereof); or

            (8) make any change in this Article 9 relating to the amendment and waiver provisions.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

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Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                          NOTE COLLATERAL AND SECURITY

Section 10.01 Collateral Documents.

      The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and the Note Guarantees and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Company and the Guarantors, as applicable, will enter into on the Acquisition Date. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in

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effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee for the benefit of the Holders of the Notes and the Collateral Agent, as applicable, to enter into the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected second priority Lien in and on all the Note Collateral, in favor of the Trustee for the benefit of the Holders of Notes and the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens other than First Lien Obligations and Permitted Liens.

Section 10.02 Recording and Opinions.

      (a) At the Acquisition Date, the Company will furnish to the Trustee simultaneously with the release of the escrow funds pursuant to the Escrow Agreement, an Opinion of Counsel either:

            (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Note Collateral, the details of such action; or

            (2) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (b) The Company will furnish to the Collateral Agent and the Trustee on February 1 in each year beginning with February 1, 2005, an Opinion of Counsel, dated as of such date, either:

            (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Note Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Note Collateral;

            (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

      (c)   The Company will otherwise comply with the provisions of TIA
Section 314(b).

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Section 10.03 Release of Note Collateral.

      (a) Subject to the provisions of this Section 10.03, Note Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby.

      (b) Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and specifying
(1) the identity of the Note Collateral to be released and (2) the provision of this Indenture which authorizes such release, the Collateral Agent, at the sole cost and expense of the Company, shall release:

            (1) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of in compliance with the provisions of this Indenture to any Person (other than the Company or any Restricted Subsidiary (including any Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary)); provided, that if such contribution, sale, lease, conveyance, transfer or other disposition constitutes an Asset Sale, the Company will apply the Net Proceeds in accordance with Section
      4.10 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

            (2) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are applied in accordance with Section 4.16 hereof;

            (3) all Note Collateral which may be released with the consent of Holders pursuant to Section 9.02 hereof;

            (4)   all Note Collateral (except as provided in Article 8 and
      Article 12 hereof) upon discharge or defeasance in accordance with Article 8 and Article 12 hereof;

            (5) all Note Collateral upon the payment in full of all Obligations of the Company with respect to the Notes and the Guarantors with respect to the Note Guarantees;

            (6) Note Collateral of a Guarantor whose Note Guarantee is released in accordance with Section 11.05 hereof;

            (7) assets included in the Note Collateral with a Fair Market Value of up to $1.0 million in any calendar year, subject to cumulative carryover for any amount not used in any prior calendar year; and

            (8) all Note Collateral that constituted furnishings, fixtures or equipment that is financed with the proceeds of Indebtedness to any Person (including to the Company or an Affiliate of the Company in accordance with Section 4.11 hereof) financed or permitted to be incurred pursuant to
      Section 4.09(b)(3) hereof.

      (c) Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the

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release of any Note Collateral permitted to be released pursuant to this
Indenture or the Collateral Documents.

      (d) No Note Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this Section 10.03 has been delivered to the Collateral Agent.

      (e) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.

      (f) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Collateral Documents and this Indenture. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

      (g) The Trustee shall release at the sole cost and expense of the Company and the Guarantors the Lien securing any Note Collateral that also secures First Lien Obligations to the extent the Holders of the First Lien Obligations release their Liens on such Note Collateral; provided that, after giving effect to such release, the aggregate book value of all of the Note Collateral released does not exceed 10% of the Company's and the Guarantors' total combined assets as of the date hereof.

Section 10.04 Certificates of the Company.

      The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Collateral Documents:

            (1)   all documents required by TIA Section 314(d); and

            (2) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

      The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05 Certificates of the Trustee.

      In the event that the Company wishes to release Note Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the

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Opinion of Counsel delivered pursuant to Section 10.04(2), will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

      Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

            (1)   enforce any of the terms of the Collateral Documents; and

            (2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

      The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

      The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.08 Termination of Security Interest.

      Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, upon Legal Defeasance or upon the consent of at least 75% in principal amount of the Notes then outstanding as provided in Section
9.02 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

Section 10.09 After Acquired Property.

      (a) Upon the acquisition by the Company or any Guarantor of any assets or property that either (1) secures First Lien Obligations or (2) has a Fair Market Value in excess of $2.0 million individually or $10.0 million in a series of one or more related transactions, subject to the approval by Gaming Authorities or to the extent not prohibited by Gaming Law, the Company and such Guarantor shall:

            (1) in the case of personal property, execute and deliver to the Trustee for the benefit of the Holders such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the opinion of the Trustee) desirable to perfect and protect the Trustee's security interest in such assets or property for the benefit of the Holders of Notes;

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            (2)   in the case of real property, execute and deliver to the
      Trustee:

                  (a) a deed of trust or a leasehold deed of trust, as appropriate, substantially in the form of the Deeds of Trust (with such modifications as necessary to comply with applicable law) that secure the Notes and the Note Guarantees; and

                  (b) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

            (3) promptly deliver to the Trustee such Opinion of Counsel, if any, as the Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests;

provided, however, that (1) the Company and the Guarantors shall not be required to provide a security interest in any assets or property that are permitted to secure certain other Obligations as provided for in this Indenture, and (2) no more than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged as Note Collateral.

      (b) If the granting of any security interest referred to in Section 10.09(a) requires the consent of a third party, the Company shall use all commercially reasonable efforts to obtain such consent.

      (c) Any future Foreign Subsidiary of the Company that is a direct borrower with respect to any Indebtedness referred to in Section 4.09(b)(1) may, to the extent otherwise permitted by this Indenture, grant a security interest in its property to the lenders therein with respect to such Indebtedness, or to an agent or trustee on behalf of such lenders, to secure Obligations with respect to such Indebtedness, without being required to provide a second-priority security interest upon such property as security for the Notes; provided, however, that no such security interest shall secure any Indebtedness of the Company, any Restricted Subsidiary or any Guarantor.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01 Guarantee.

      (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

            (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

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      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be

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endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the date of this Indenture and Investments in that Restricted Subsidiary exceed the amount described in clause (1) of the definition of "Permitted Investments", if required by Section
4.20 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 11, to the extent applicable. For the avoidance of doubt, this Article 11 shall apply to each of the Acquired Subsidiaries, and the Company shall, and shall cause each such Acquired Subsidiary to, comply with Section 4.20 and this Article 11 on the Acquisition Date.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2)   either:

                  (a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

      In case of any such consolidation, merger, sale or conveyance and, subject to Section 11.05 hereof, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note

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Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases.

      (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

      (c) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

      (d) Upon the requisite consent of the Holders of the Notes, in accordance with Section 9.02 hereof, a Guarantor shall be released and relieved of any Obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder and all Liens securing the Notes and the Obligations including the Note Guarantees will be released, when:

            (1)   either:

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                  (a)   all Notes that have been authenticated, except lost,
      stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

      Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be

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revived and reinstated as though no deposit had occurred pursuant to Section
12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02 Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         American Casino & Entertainment Properties LLC
         American Casino & Entertainment Properties Finance Corp.
         2000 Las Vegas Boulevard South
         Las Vegas, Nevada 89104
         Telecopier No.:  (702) 383-5242
         Attention:  Denise Barton

         With a copy to:
         Piper Rudnick LLP
         1251 Avenue of the Americas
         New York, New York 10020
         Telecopier No.:  (212) 835-6001
         Attention:  Steven L. Wasserman, Esq.

         If to the Trustee:
         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Telecopier No.:  (302) 636-4140
         Attention:  Michael G. Oller

      The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being

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deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

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            (4)   a statement as to whether or not, in the opinion of such
      Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, manager (or managing member), direct or indirect member, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

      All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11 Severability.

      In case any provision in this Indenture, the Note Guarantees or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of January 29, 2004

                                        American Casino & Entertainment
                                        Properties LLC

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        American Casino & Entertainment
                                        Properties finance corp.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WILMINGTON TRUST COMPANY

                                        By: ____________________________________
                                            Name:
                                            Title: